Exhibit 10(e)(5)



                             AMENDMENT NO. 1 TO
                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                   between
                        TUCSON ELECTRIC POWER COMPANY
                                     and
                            ____________________
                         Dated as of January 1, 1998


     WHEREAS, an Amended and Restated Employment Agreement (the "Agreement") between Tucson Electric Power Company (the "Company") and ________________ (the "Employee") was executed on December 6, 1996; and

     WHEREAS, effective as of January 1, 1998 pursuant to a statutory share exchange, the Company became a wholly-owned subsidiary of UniSource Energy Corporation ("UniSource"); and

     WHEREAS, the completion of such share exchange requires a technical amendment to the Agreement to reflect the fact that the Company's shares are no longer publicly traded;

     NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

     Section 2 of the Agreement entitled "Change of Control" shall be amended by deleting such section in its entirety and substituting in place thereof the new Section 2 set forth on attached Exhibit A.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the Chairman of the Compensation Committee of the Company's Board of Directors thereunto duly authorized, and the Employee has signed this Amendment, all as of the date first above written.


                         TUCSON ELECTRIC POWER COMPANY



                         By: __________________________________
                              H. Wilson Sundt, Chairman of the
                              Compensation Committee of the
                              Tucson Electric Power Company
                              Board of Directors




                         ______________________________________
                              [Employee]





                                    EXHIBIT A
                                     ---------

     2.   Change in Control.  The term, "Change in Control," shall mean
          -----------------
     the happening of any of the following:

          (i) UniSource receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (hereinafter referred to as the "Exchange Act") disclosing that any person, group, corporation or other entity is the beneficial owner directly or indirectly of thirty percent or more of the outstanding common stock of UniSource;

          (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), group, corporation or other entity other than UniSource, a wholly-owned subsidiary of UniSource, or an entity formed by UniSource for the purpose of creating a holding company structure purchases shares pursuant to a tender offer or exchange offer to acquire any common stock of UniSource (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent or more of the outstanding common stock of UniSource (calculated as provided in para-graph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire common stock);

          (iii) the stockholders of UniSource approve (a) any consolidation or merger of UniSource in which UniSource is not the continuing or surviving corporation or pursuant to which shares of common stock would be converted into cash, securities or other property, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of UniSource;

          (iv) there shall have been a change in a majority of the members of the Board of Directors of UniSource within a 24-month period unless the election or nomination for election by UniSource's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 24-month period; or

          (v) there occurs a sale, exchange or transfer (a) of UniSource's interest in the Company or (b) of all or substantially all of the Company's generation or distribution facilities, other than to a wholly-owned subsidiary of UniSource or an affiliate of UniSource under circumstances which would not otherwise constitute a Change in Control.